UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2014

Whiting Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-31899	20-0098515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 2300, Denver, Colorado 80290-2300

(Address of principal executive offices, including ZIP code)

(303) 837-1661

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Whiting Petroleum Corporation (the “Company”) previously announced that its Board of Directors and Compensation Committee intended to revise compensation programs at the Company, including replacing the Production Participation Plan (the “Plan”) with a more traditional salary, bonus and stock grant program, based upon the analysis and recommendations of its compensation consultant. In connection therewith, on June 11, 2014, the Board of Directors of the Company terminated the Plan effective December 31, 2013. As required by the Plan upon termination, the Company will pay to Plan participants the fair market value of their Plan interests, which payments will occur in 2015 due to timing requirements under Section 409A of the Internal Revenue Code. Payments to the named executive officers of the Company as a result of the termination of the Plan will be as follows: James J. Volker - $6,666,965; Michael J. Stevens - $2,964,024; James T. Brown - $3,007,775; Mark R. Williams - $3,055,547; and Bruce R. DeBoer - $2,757,810. Mr. Volker has informed the Company he will use an amount equal to all of the after-tax proceeds from such payment to purchase shares of common stock of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITING PETROLEUM CORPORATION

Date: June 13, 2014	By:	/s/ James J. Volker
James J. Volker
Chairman and Chief Executive Officer